.

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

NORTHWEST BIOTHERAPEUTICS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NORTHWEST BIOTHERAPEUTICS, INC.

4800 Montgomery Lane, Suite 800

Bethesda, MD 20814

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the stockholders of Northwest Biotherapeutics, Inc., a Delaware corporation (the “Company” “we”, “us,” or “our”), have approved the following actions without a meeting of stockholders in accordance with Section 228 of the Delaware General Corporation Law:

1.	The election of five directors named herein, to hold office for staggered terms of one, two and three years and until successors are duly elected and qualified.

2.	Ratification of the appointment of Peterson Sullivan LLP as the Company’s independent public registered accounting firm for the fiscal year ending December 31, 2012.

3.	The approval of the Company’s Amended and Restated 2007 Stock Option Plan (“the Plan”), which, among other things, (i) increases the number of shares of Common Stock available for issuance under the Plan, corresponding to the amounts approved by the Board of Directors in 2009, 2010 and 2011 to be available for issuances under the Plan, totaling an aggregate of 36 million shares, and (ii) provides that, on an ongoing basis, effective as of January 1 each year (starting with January 1, 2013), the aggregate numbers of shares of Common Stock that are available for issuance shall automatically be increased by such number of shares as is equal to the number of shares sufficient to cause the option pool to equal twenty percent of the issued and outstanding stock of the Company at such time.

4.	The filing of an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding Common Stock by a ratio of not less than one-for-two and not more than one-for-twenty five with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Delaware no later than one year after the filing of this information statement.

5.	The filing of an amendment to our Certificate of Incorporation to increase our authorized shares of blank check preferred stock from 20,000,000 to 40,000,000.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Linda Powers

Chief Executive Officer and Chairman

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INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about August 21, 2012.

This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

ABOUT THE INFORMATION STATEMENT

What Actions were taken by written consent?

Stockholders holding a majority of the voting power of our outstanding stock have voted to approve:

1.	The election of five directors named herein, to hold office for staggered terms of one, two and three years and until successors are duly elected and qualified.

2.	Ratification of the appointment of Peterson Sullivan LLP as the Company’s independent public registered accounting firm for the fiscal year ending December 31, 2012.

3.	The Company’s Amended and Restated 2007 Stock Option Plan (“the Plan”), which, among other things, (i) increases the number of shares of Common Stock available for issuance under the Plan, corresponding to the amounts approved by the Board of Directors in 2009, 2010 and 2011 to be available for issuances under the Plan, totaling an aggregate of 36 million shares, and (ii) provides that, on an ongoing basis, effective as of January 1 each year (starting with January 1, 2013), the aggregate numbers of shares of Common Stock that are available for issuance shall automatically be increased by such number of shares as is equal to the number of shares sufficient to cause the option pool to equal twenty percent of the issued and outstanding stock of the Company at such time.

4.

The filing of an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding Common Stock by a ratio of not less than one-for-two and not more than one-for-twenty five, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Delaware no later than one year after the filing of this information statement.

5.	The filing of an amendment to our Certificate of Incorporation to increase our authorized shares of blank check preferred stock from 20,000,000 to 40,000,000.

How many shares of Common Stock were outstanding on July 30, 2012?

As of July 30, 2012, the date we received the consent of the holders of the majority of our outstanding Common Stock, 166,467,484 shares of Common Stock were issued and outstanding.

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What vote was obtained to approve the actions described in this information statement?

We obtained the approval of the holders of 89,653,774 issued and outstanding shares of Common Stock, representing approximately 53.86% of our issued and outstanding Common Stock.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table presents information regarding the beneficial ownership of our Common Stock as of July 30, 2012 by:

•	each person, or group of affiliated persons, who is known by us to own beneficially 5% or more of any class of our equity securities;

•	our directors;

•	each of our named executive officers, as defined in Item 402(a)(3) of Regulation S-K; and

•	our directors and executive officers as a group.

Shares of Common Stock beneficially owned and the respective percentages of beneficial ownership of Common Stock assumes the exercise of all options, warrants and other securities convertible into Common Stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of July 30, 2012. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding Common Stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding Common Stock beneficially owned by any other person.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and the entities named in the table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

Except as otherwise noted, the address of the individuals in the following table below is c/o Northwest Biotherapeutics, Inc., 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage(1)
Officers and Directors
Alton L. Boynton, Ph.D.(2)	3,074,719	1.8%

Marnix L. Bosch, Ph.D., M.B.A.(3)	1,820,056	1.1%

Linda F. Powers(4)	120,558,957	55.9%

Robert A. Farmer (5)	1,300,968	*

Les Goldman (6)	3,958,796	2.3%

Dr. Navid Malik	—	—

Jerry Jasinowski (7)	1,000,000	*

All executive officers and directors as a group (7 persons)(8)	130,713,496	58.3%

5% Security Holders

Toucan Capital Fund II, L.P.(9)	27,162,363	15.0%
7600 Wisconsin Avenue, Suite 700, Bethesda, MD 20814

Toucan Partners, LLC(10)	38,418,476	19.7%
7600 Wisconsin Avenue, Suite 700, Bethesda, MD 20814

Regen Med Acquisition Corp (11)	11,144,165	6.4%
1313 N. Market Street, Suite 5100 Wilmington, DE 19801

Al Rajhi Holdings (12)	10,780,541	6.4%
Rue Maurice 3 1204 Geneve
Switzerland

The Richard M. Schulze Family Trust (13)	8,902,175	5.3%
8500 Normandale Lake Blvd, Suite 1750,
Minneapolis, MN 55347

Cognate BioServices, Inc.(14)	46,000,000	27.6%
4800 East Shelby Drive, Suite 108, Memphis, TN

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*	Less than 1%.

(1)	Percentage represents beneficial ownership percentage of Common Stock calculated in accordance with SEC rules and does not equate to voting percentages. Based upon 166,467,484 shares of Common Stock issued and outstanding as of July 30, 2012.

(2)	Includes 2,833,715 shares of Common Stock underlying options that are currently exercisable.

(3)	Includes 1,486,039 shares of Common Stock underlying options that are currently exercisable.

(4)	Includes (i) 6,605,408 shares of Common Stock underlying currently exercisable options held by Ms. Powers; (ii)12,866,324 shares of Common Stock held byToucan Capital; (iii) 14,296,039 shares of Common Stock underlying currently exercisable warrants held by Toucan Capital; (iv) 9,963,114 shares of Common Stock held by Toucan Partners; (v) 21,925,363 shares of Common Stock underlying currently exercisable warrants held by Toucan Partners; (vi) 6,530,000 shares of Common Stock issuable upon conversion of convertible loans to the Company by Toucan Partners; (vii) 46,000,000 shares of Common Stock issued upon conversion of accounts payable to Cognate. Ms. Powers is a managing member of Toucan Management, LLC, which is the manager of Toucan Capital; is a managing member of Toucan Partners and controls a majority of the stock of Cognate BioServices, Inc.

(5)	Includes (i) 328,397 shares of Common Stock underlying currently exercisable warrants; and (ii) 140,000 shares of Common Stock that are currently issuable upon conversion of a loan to the Company by Mr. Farmer.

(6)	Includes (i) 2,562,235 shares of Common Stock underlying currently exercisable warrants; (ii) 875,000 shares of Common Stock underlying currently exercisable options; and (iii) 224,000 shares of Common Stock issuable upon conversion of loans to the Company by Mr. Goldman.

(7)	Consists of (i) 500,000 shares of Common Stock issuable upon conversion of convertible loans and (ii) 500,000 shares of Common Stock underlying currently exercisable warrants.

(8)	Includes (i) 11,800,162 shares of Common Stock underlying currently exercisable options; (ii) 39,112,033 shares of Common Stock underlying currently exercisable warrants; and (iii) 6,894,000 shares of Common Stock issuable upon conversion of loans to the Company.

(9)	Includes 14,296,039 shares of Common Stock underlying currently exercisable warrants. Linda Powers holds the voting and dispositive power over the shares held by Toucan Capital Fund III, L.P.

(10)	Includes (i) 21,925,363 shares of Common Stock underlying currently exercisable warrants; and (ii) 6,530,000 shares of Common Stock issuable upon conversion of loans made to the Company by Toucan Partners, LLC. Linda Powers holds the voting and dispositive power over the shares held by Toucan Partners, LLC.

(11)	Includes 7,416,703 shares of Common Stock underlying currently exercisable warrants. Alia Minhas holds the voting and dispositive power over the shares held by Regen Med Acquisition Corp.

(12)	Includes 1,743,411 shares of Common Stock underlying currently exercisable warrants. Khalid Al Rajhi holds the voting and dispositive power over the shares held by Al Rajhi Holdings.

(13)	Includes 2,307,972 shares of Common Stock underlying currently exercisable warrants. Richard M. Schulze holds the voting and dispositive power over the shares held by the Richard M. Schulze Family Trust.

(14)	Represents shares of Common Stock issued upon conversion of accounts payable to Cognate BioServices, Inc. Linda Powers through Toucan Capital III LP and Toucan Partners LLC holds the voting and dispositive power over the shares held by Cognate BioServices, Inc.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

Name	Age	Position
Linda F. Powers	56	Class III Director, Chairperson, Chief Executive Officer
Alton L. Boynton, Ph.D.	68	Class I Director, Chief Scientific Officer
Anthony Maida, Ph.D.	59	Chief Operating Officer
Leslie Goldman	66	Senior Vice President, Business Development
Marnix Bosch, Ph.D.	52	Chief Technical Officer
Robert A. Farmer	72	Class II Director
Dr. Navid Malik	43	Class III Director
Jerry Jasinowski	69	Class II Director

Our Board of Directors is classified into three classes, with the term of office of one class expiring each year. The term of Class I directors expires at the Company’s annual meeting of stockholders to be held in 2013, the term of Class II directors expires at the Company’s annual meeting of stockholders to be held in 2014, and the term of office of Class III directors expires at the Company’s annual meeting of stockholders to be held in 2015.

Executive Biographies

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Linda F. Powers.   Ms. Powers has served as the Chairperson of our Board of Directors since her appointment on May 17, 2007 and Chief Executive Officer since June 8, 2011. Ms. Powers served as a managing director of Toucan Capital Fund II, a provider of venture capital, for a decade, starting in 2001. She also has over 15 years’ experience in corporate finance and restructurings, mergers and acquisitions joint ventures and intellectual property licensing.  Ms. Powers is a Board member of M2GEN (an affiliate of Moffitt Cancer Center), the Trudeau Institute (a specialized research institute focused on immunology), the Chinese Biopharmaceutical Association, and the Rosalind Franklin Society. She was the Chair of the Maryland Stem Cell Research Commission for the first two years of the state’s stem cell funding program, and and has served an additional 4 years on the Commission. Ms. Powers served for several years on a Steering Committee of the National Academy of Sciences, evaluating government research funding, and has been appointed to three Governors’ commissions created to determine how to build the respective states’ biotech and other high-tech industries. For six years, Ms. Powers taught an annual internal course at the National Institutes of Health for the bench scientists and technology transfer personnel on the development and commercialization of medical products. Ms. Powers serves on the Boards of six private biotechnology companies.  Ms. Powers holds a B.A. from Princeton University, where she graduated magna cum laude and Phi Beta Kappa. She also earned a JD, magna cum laude, from Harvard Law School. We believe Ms. Powers’ background and experience makes her well qualified to serve as a Director.

Alton L. Boynton, Ph.D.   Dr. Boynton co-founded our company, has served as our Chief Scientific Officer and a Director since our inception in 1998, was appointed our Chief Operating Officer in August 2001, was appointed President in May, 2003, and served as Chief Executive Officer from June, 2007, to June, 2011. Prior to founding our company, Dr. Boynton headed the Molecular Oncology research lab at the Pacific Northwest Research Foundation (the original foundation of Bill Hutchinson, from which the Fred Hutchinson Cancer Center was spun off). Dr. Boynton has also served as Director of the Department of Molecular Medicine of Northwest Hospital from 1995-2003 where he coordinated the establishment of a program centered on carcinogenesis. Prior to joining Northwest Hospital, Dr. Boynton was Associate Director of the Cancer Research Center of Hawaii, The University of Hawaii, where he also held the positions of Director of Molecular Oncology of the Cancer Research Center and Professor of Genetics and Molecular Biology. Dr. Boynton received his Ph.D. in Radiation Biology from the University of Iowa in 1972. As a result of Dr. Boynton’s significant years of service as a director and running a number of programs focusing on oncology and cancer-related research programs, including a Ph.D. in Radiation Biology, we concluded that Dr. Boynton is well qualified to serve as a Director.

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Anthony E. Maida joined our company in June, 2011, as Chief Operating Officer bringing more than 20 years’ experience in building oncology companies, with expertise in the business, financial, clinical and regulatory aspects of and the underlying science of oncology business.  Over these two decades, Dr. Maida has held positions as Chairman, CEO, COO, CSO, CFO and VP Business Development.  Among these experiences, he served as CEO of CancerVax Corporation, an early leader in cancer vaccines.  In that role, he was responsible for conducting multi-hundred patient, multi-center clinical trials with the company’s cancer vaccines. Prior to joining us, Dr. Maida was serving as global head of oncology for a leading contract research organization that manages clinical trials in the U.S. and internationally.

Leslie J. Goldman joined us as Senior Vice President, Business Development, in June, 2011. Prior to joining us, Mr. Goldman was a partner at the law firm of Skadden, Arps for over 30 years, specializing in a wide array of advanced technologies and their commercialization.    Mr. Goldman also serves as an advisor to a number of other technology companies. In addition, for eight years, Mr. Goldman has served as Chairman of the Board of a group of TV stations in four mid-size cities across the country.

Marnix L. Bosch joined us in 2000, and has been serving as Chief Technical Officer for a number of years.  In this capacity, he plays a key role in the preparation and submission of our regulatory applications, as well as ongoing development of our product lines, and ongoing development and/or acquisition of new technologies.  Dr. Bosch led the process of designing the protocols, and managed the successful preparation and submission of our Investigational New Drug (IND) applications for FDA approval to conduct clinical trials, for prostate cancer, brain cancer and multiple other cancers.  He also led the processes for other regulatory submissions in both the U.S. and abroad (including the successful applications for orphan drug status in both the U.S. and Europe for DCVax-L for brain cancer).  He spearheaded the development of our manufacturing and quality control processes, and is working with Cognate on next-generation further development of these processes.  Prior to joining us in 2000, Dr. Bosch worked at the Dutch National Institutes of Health (RIVM) as head of the Department of Molecular Biology, as well as in academia as a professor of Pathobiology. He has authored more than 40 peer-reviewed research publications in immunology and virology, and is an inventor on several patent applications on dendritic cell product manufacturing.

Robert A. Farmer was appointed to the Board of Directors in December 2009. Mr. Farmer served as the national treasurer of four presidential campaigns, including those for John Kerry, Bill Clinton, Michael Dukakis and John Glenn.  In these roles he led fundraising of over $800 million. He served under Ron Brown as treasurer of the Democratic National Committee, and served for eight years as treasurer of the Democratic Governor’s Association.  President Clinton appointed Farmer as the United States Consul General to Bermuda, where he served from 1994 to 1999. Mr. Farmer also had a successful career as an entrepreneur, including building his own publishing company, which he sold in 1983.  Mr. Farmer currently serves on the Boards of Directors of International Data Group, Dale Carnegie Associates, Sober Steering Sensors, LLC, Charlesbridge Publishing, and Haute Living.  Mr. Farmer is a graduate of Dartmouth College and Harvard Law School. Mr. Farmer’s experience in four presidential campaigns and his service on other Boards of Directors make him well qualified to serve as a Director.

Dr. Navid Malik was appointed to the Board of Directors in April 2012. Dr. Navid Malik is the Head of Life Sciences Research at Cenkos Securities Plc. in the U.K., an independent specialist institutional securities firm.  From September 2011 through January 2012, Dr. Malik was the Head of Life Sciences Research at Sanlam (Merchant Securities), a global financial services firm. Dr. Malik was Partner and Head of Life Sciences at Matrix Investment Banking Division, Matrix Group, a financial services firm in London, from December, 2008, through September, 2011. Dr. Malik was a Senior Pharmaceuticals and Biotechnology Analyst at Wimmer Financial LLP from September, 2008, through December, 2008, and was the Senior Life Sciences Analyst at Collins Stewart Plc from January, 2005, through September, 2008. In 2011, Dr. Malik was awarded two Starmine Awards (awarded each year by Thomson Reuters and the Financial Times): Number One Stock Picker in the European Pharmaceutical Sector, and Number Two Stock Picker in the UK and Ireland Healthcare Sector. Dr. Malik holds a PhD in Drug Delivery within Pharmaceutical Sciences, as well as degrees in Biomedical Sciences Research (M.Sc.) and Biochemistry and Physiology (B.Sc., joint honors).  Dr. Malik also holds an MBA in finance from the City University Business School, London. We believe that Dr. Malik’s extensive experience in the life sciences fields and investment banking sector make him well qualified to serve as a Director.

Jerry Jasinowski was appointed to the Board of Directors in April 2012. Mr. Jasinowski currently serves on the Boards of Procurian and the Washington Tennis and Education Foundation and has held directorships in several other companies since 1990. From 2004 through 2007, Mr. Jasinowski has served as the Founder and President of the Manufacturing Institute, an organization dedicated to improving and expanding manufacturing in the United States. Mr. Jasinowski was also the President and CEO of the National Association of Manufactures, a trade association with 13,000 corporate members. Mr. Jasinowski holds an A.B. in Economics from Indiana University and an M.A in Economics from Columbia University. We concluded that Mr. Jasinowski should serve on its Board of Directors because of his extensive Board experience across a wide range of manufacturing, technology, and financial firms, including Fortune 1000 and Fortune 500 companies. We believe Mr. Jasinowski’s background and experience make him well qualified to serve as a Director.

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Family Relationships

None.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

•	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

 Board Leadership Structure

The Board believes that Ms. Powers’ service as both Chairman of the Board and Chief Executive Officer is in our best interest and our stockholders best interests. Ms. Powers possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing us, and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Her combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees and partners.

Director Independence

Our Board of Directors has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under current listing standards of NASDAQ. The Board of Directors considers Messrs. Farmer, Malik and Jasinowski to be independent.

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Board and Committee Meetings

The Board of Directors met 3 times during the fiscal year ended December 31, 2011. All directors attended at least 75% of the meetings of the Board and of the committees on which they served. The Audit Committee met 4 times during the fiscal year ended December 31, 2011. The Compensation Committee met once during the fiscal year ended December 31, 2011. The Corporate Governance/Nominations Committee met once during the fiscal year ended December 31, 2011.

Audit Committee

The Audit Committee has responsibility for recommending the appointment of our independent accountants, supervising our finance function (which includes, among other matters, our investment activities), reviewing our internal accounting control policies and procedures, and providing the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the attention of the Board. The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and the Board. The Board has adopted a written charter for the Audit Committee. A copy of the charter is available on the Company’ website at www.nwbio.com.

The Audit Committee currently consists of Messrs. Farmer, Malik and Jasinowski. Our Board of Directors considers each of Messrs.  Farmer, Malik and Jasinowski as “independent” as that term is defined under applicable SEC and NASDAQ rules.

Mr. Jasinowski meets the definition of an “audit committee financial expert” as defined by the SEC.

Compensation Committee

The Compensation Committee is responsible for determining the overall compensation levels of our executive officers and administering our stock option plans. The Board has adopted a written charter for the Compensation Committee and its current members are Messrs. Farmer, Malik and Jasinowski. A copy of the charter is available on the Company’ website at www.nwbio.com. Our Board of Directors has determined that all of the members are “independent” under the current listing standards of NASDAQ.

Corporate Governance/Nominations Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the Board of Directors in, among other things, effecting Board organization, membership and function including identifying qualified Board nominees; effecting the organization, membership and function of Board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Corporate Governance/Nominating Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, difference in viewpoints and skills, and personal qualities that will result in a well-rounded Board of Directors.

The Corporate Governance/Nominating Committee currently consists of Messrs. Farmer, Malik and Jasinowski. The Board of Directors has determined that all of the members are “independent” under the current listing standards of NASDAQ. The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. A copy of the charter is available on the Company’ website at www.nwbio.com.

Board of Directors’ Role in Risk Oversight

The Board plays an active role in risk oversight of us. The Board does not have a formal risk management committee, but administers this oversight function through various standing committees of the Board of Directors. The Audit Committee maintains responsibility for oversight of financial reporting-related risks, including those related to our accounting, auditing and financial reporting practices. The Audit Committee also reviews reports and considers any material allegations regarding potential violations of the Company’s Code of Ethics. The Compensation Committee oversees risks arising from our compensation policies and programs. This Committee has responsibility for evaluating and approving our executive compensation and benefit plans, policies and programs. The Nominations/Corporate Governance Committee oversees corporate governance risks and oversees and advises the Board with respect to our policies and practices regarding significant issues of corporate responsibility.

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Code of Business Conduct and Ethics

We have adopted a formal Code of Business Conduct and Ethics applicable to all Board members, executive officers and employees. A copy of our Code of Business Conduct and Ethics will be provided free of charge upon request to: Secretary, Northwest Biotherapeutics, Inc., 4800 Montgomery Lane, Suite 800, Bethesda, Maryland, 20814.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2011, all Reporting Persons timely complied with all applicable filing requirements.

Communication with the Board of Directors

We have established a procedure by which our stockholders may communicate directly with our Board. All communications should be in written form and directed to our corporate secretary at the following address:

Northwest Biotherapeutics, Inc.

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

Attention: Secretary

Report of the Audit Committee of the Board of Directors

The Audit Committee, on behalf of our Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and managing our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

In this context, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2011 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted by the Audit Committee,

Robert A. Farmer

Dr. Navid Malik

Jerry Jasinowski

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The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued to our named executive officers (the “Named Executive Officers”) during the years ended December 31, 2011 and 2010. The Option Awards shown in the table below do not constitute cash or value actually received by the named executive officer. Instead, the amounts shown are the non-cash aggregate fair values of Option Awards that were granted during the periods presented but were then subject to vesting requirements. The majority of the Options were not vested and will not vest unless certain milestones are met in the future, or certain employment period requirements are met in the future. With respect to the portion of the Options that did vest, in the case Ms. Powers and Mr. Goldman, upon vesting all of those Options became subject to an extended lock-up (until the earlier of 18 months or the Company reaching the primary endpoint of its GBM brain cancer clinical trial).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total

Linda M Powers President, Chairperson & Chief Executive Officer	2011	$203,308	$—	$9,262,133	$9,465,441
	2010	$—	$—	$—	$—

Alton L. Boynton, Ph.D. (1) Chief Scientific Officer	2011	$334,732	$—	$1,547,963	$1,882,695
President, Chief Executive	2010	$359,528	$—	$—	$359,528
Officer, Chief Scientific Officer and Secretary

Anthony Maida, Ph.D.	2011	$160,384	$—	$814,182	$974,566
Chief Operating Officer	2010	$—	$—	$—	$—

Leslie Goldman	2011	$149,092	$—	$1,465,527	$1,614,619
Senior Vice President,	2010	$—	$—	$—	$—
Business Development

Marnix L. Bosch, Ph.D., M.B.A.	2011	$339,362	$20,000	$1,192,963	$1,552,325
Chief Technical Officer	2010	$431,652	$—	$—	$431,652

(1) Dr. Boynton resigned as Chief Executive Officer on June 8, 2011 and was appointed Chief Scientific officer on the same day.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and un-exercisable as of December 31, 2011.

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	Number of Securities Underlying Unexercised Options
Name and Principal Position	Exercisable		Un-exercisable	Option Exercise Price ($)	Option Expiration Date

Linda Powers President & Chief Executive	-	(1)	14,220,000	$0.66	6/21/2018

Alton Boynton Chief Scientific Officer	1,406,562	(2)	970,000	$0.66	6/21/2018
	5,286	(6)	—	$18.75	4/18/2014
	2,016	(6)	—	$1.35	2/18/2016
	1,430,846	(7)	—	$0.55	8/20/2022

Anthony Maida Chief Operating Officer	30,000	(3)	1,220,000	$0.66	6/21/2018

Leslie Goldman Senior Vice President	-	(4)	2,250,000	$0.66	6/21/2018

Marnix Bosch Chief Technical Officer	861,536	(5)	970,000	$0.66	6/21/2018
	333	(8)	—	$18.75	9/20/2014
	833	(8)	—	$75.00	1/10/2015
	3,194	(8)	139	$1.35	2/18/2016
	4,000	(8)	1,333	$1.80	12/1/2016
	308,338	(9)	541,662	$0.70	6/23/2022
	250,000	(10)	—	$0.55	8/20/2022

(1) In conjunction with the employment agreement entered into between us and Ms. Powers on June 8, 2011, and in recognition of Ms. Powers’ service to our company while serving as Chair during the preceding four years, we granted Ms. Powers an option to purchase 14,220,000 shares of our stock with an exercise price of $0.66 per share. One-third of the options vested on the grant date, and upon vesting became subject to a lock-up which extends to the earlier of 18 months or our reaching the primary endpoint of its GBM brain cancer clinical trial.  One-third of the options will vest in equal monthly portions over the term of the employment agreement.  The remaining one-third will vest in portions tied to material milestones in multiple programs, if and to the extent those milestones are achieved.

(2) In conjunction with the employment agreement entered into between us and Dr. Boynton on June 8, 2011, we issued Dr. Boynton an option to purchase 2,376,562 shares of our stock with an exercise price of $0.66 per share. 1,376,562 options vested on the grant date. 120,000 options will vest in equal monthly portions over the term of the employment agreement. The remaining 880,000 options will vest in portions tied to material milestones in multiple programs, if and to the extent those milestones are achieved.

(3) In conjunction with the employment agreement entered into between us and Dr. Maida on June 8, 2011, we issued Dr. Maida an option to purchase 1,250,000 shares of our stock with an exercise price of $0.66 per share. No options vested on the grant date. 120,000 options will vest in equal monthly portions over the term of the employment agreement. The remainder will vest in portions tied to material milestones in multiple programs, if and to the extent those milestones are achieved.

(4) In conjunction with the employment agreement entered into between us and Mr. Goldman on June 8, 2011, we issued Mr. Goldman an option to purchase 2,250,000 shares of our stock with an exercise price of $0.66 per share. One-third of the options vested on the grant date, and upon vesting became subject to a lock-up which extends to the earlier of 18 months or our reaching the primary endpoint of our GBM brain cancer clinical trial. One-third will vest in equal monthly portions over the term of the employment agreement. The remaining one-third will vest in portions tied to material milestones in multiple programs, if and to the extent those milestones are achieved.

(5) In conjunction with the employment agreement entered into between us and Dr. Bosch on June 8, 2011, we issued Dr. Bosch an option to purchase 1,831,536 shares of our stock with an exercise price of $0.66 per share. 831,536 options vested on the grant date. 120,000 options will vest in equal monthly portions over the term of the employment agreement. The remaining 880,000 options will vest in portions tied to material milestones in multiple programs, if and to the extent those milestones are achieved.

(6) These options were granted under the 1999 Plan, the 2001 Plan and under Dr. Boynton’s previous employment agreement. Each of these option grants vests over a four year period. One-fourth of each option grant vests on the first anniversary of the grant date and the remaining three-fourths of each grant vests in equal monthly installments over the remaining three year vesting period.

(7)  This option was granted under the 2007 Stock Option Plan. The options were granted August 21, 2009 and vested over a one year period and are exercisable over a 10 year period from issuance at a price of $0.55 per share.

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(8)  This option was granted under the 2007 Stock Option Plan.  This option grant vested over the balance of 2009 with 1,132,464 vesting on the grant date and the remainder vesting in equal installments on August 31, September 30, October 31, November 30 and December 31, 2009.

(9)  These options were granted under the 1999 Plan and the 2001 Plan. Each of these option grants vests over a four year period. One-fourth of each option grant vests on the first anniversary of the grant date and the remaining three-fourths of each grant vests in equal monthly installments over the remaining three year vesting period.

(10)  This option was granted under the 2007 Stock Option Plan.  This option grant vested over the balance of 2009 with 125,000 vesting on the grant date and the remainder vesting on December 31, 2009.

Director Compensation

The following table sets forth certain information concerning compensation paid or accrued to our non-executive directors during the year ended December 31, 2011.

Name	Year	Fees Earned or Paid in Cash	All Other Compensation(1)	Total
Robert A. Farmer	2011	$25,000	$—	$25,000

(1) Robert Farmer was also issued 33,313 shares of our stock at $0.67 per share for his services to the Board of Directors.

Only non-employee directors receive director fees. Effective June 22, 2007, we were required to pay Linda F. Powers, as Chairperson and a non-executive member of the Board of Directors, approximately $100,000 per annum for her services. These payments effectively ended subsequent to Ms. Powers assuming the position of Chief Executive Officer. Also effective December 10, 2009 we were required to issue Robert A. Farmer $50,000 per annum for his services as a non-executive member of the Board of Directors. During 2011, Mr. Farmer elected to take 50% of his 2011 directors’ fee in our Common Stock.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served during our last completed fiscal year as a director of any other entity whose executive officers served as a director on our Board or as a member of our Compensation Committee.

Employment Agreements

Linda Powers

On June 8, 2011, we entered into an employment agreement with Linda Powers, pursuant to which Ms. Powers serves as our CEO. The agreement provides for an annual compensation of $360,000 and options to purchase 14,220,000 shares of our Common Stock at an exercise price of $0.66 per share. One third of the options vested upon execution of the employment agreement, 1/3 vest monthly over the term of the agreement and the remaining 1/3 vest according to certain performance milestones. The employment agreement is for a term of two years and can be terminated at any time by either party. If the Agreement is terminated without cause, Ms. Powers is entitled to three months severance; provided however, such payment shall be conditional and shall terminate in the event Ms. Powers obtains employment prior to the expiration of the three month period. If Ms. Powers is terminated without cause, all options that may be earned under the agreement and which have not yet been issued/vested will accelerate and become fully vested under certain conditions. Ms. Powers is not entitled to severance if she resigns or is terminated for Cause, as defined in the agreement. If Ms. Powers is terminated for cause, all vested options will expire thirty days from such termination and all other options will lapse immediately. In the event of Ms. Powers’ resignation upon at least 45 days notice, Ms. Powers shall not forfeit any issued/vested options. However, if Ms. Powers provides more than 30 days notice but less than 45 days notice then she shall forfeit all options issued/vested in the preceding 60 days, and shall forfeit all options which were issued/vested during the preceding 90 days if less than 30 days notice is provided. In the event of a change in control, as defined in the agreement, all options that may be earned under the agreement and which have not yet been issued/vested will accelerate and become fully vested.

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Dr. Anthony Maida

On June 21, 2011, we entered into an employment agreement with Dr. Anthony Maida pursuant to which Dr. Maida serves as our Chief Operating Officer. The agreement provides for an annual compensation of $300,000 and options to purchase 1,250,000 shares of Common Stock with an exercise price of $0.66. Five thousand options vests on the last day of each month during the term of the agreement with the remainder of the options vesting based on certain milestones. The employment agreement is for a term of two years and can be terminated at any time by either party. If the Agreement is terminated without cause, Dr. Maida is entitled to three months severance; provided however, such payment shall be conditional and shall terminate in the event Dr. Maida obtains employment prior to the expiration of the three month period. Dr. Maida is not entitled to severance if he resigns or is terminated for Cause, as defined in the agreement. If Dr. Maida is terminated without cause, all options that may be earned under the agreement and which have not yet been issued/vested will accelerate and become fully vested under certain conditions. If Dr. Maida is terminated for cause, all issued/vested   options will expire thirty days from such termination and all other options will lapse immediately. In the event of Dr. Maida’ resignation upon at least 45 days notice, Dr. Maida shall not forfeit any issued/vested options. However, if Dr. Maida provides more than 30 days notice but less than 45 days notice then he shall forfeit all options issued/vested in the preceding 60 days, and shall forfeit all options which were issued/vested during the preceding 90 days if less than 30 days notice is provided. In the event of a change in control, as defined in the agreement, all options that may be earned under the agreement and which have not yet been issued/vested will accelerate and become fully vested.

Leslie J. Goldman

On June 8, 2011, we entered into an employment agreement with Leslie J. Goldman pursuant to which Mr. Goldman serves as Senior Vice President for Business Development. The agreement provides for an annual compensation of $264,000 and options to purchase 2,250,000 shares of Common Stock with an exercise price of $0.66. One third of the options vested upon execution of the employment agreement, 1/3 vest monthly over the term of the agreement and the remaining 1/3 vest according to certain performance milestones. The employment agreement is for a term of two years and can be terminated at any time by either party. If the Agreement is terminated without cause, Mr. Goldman is entitled to three months severance; provided however, such payment shall be conditional and shall terminate in the event Mr. Goldman obtains employment prior to the expiration of the three month period. Mr. Goldman is not entitled to severance if he resigns or is terminated for cause, as defined in the agreement. If Mr. Goldman is terminated without cause, all options that may be earned under the agreement and which have not yet been issued/vested will accelerate and become fully vested under certain conditions. If Mr. Goldman is terminated for cause, all issued/vested options will expire thirty days from such termination. In the event of Mr. Goldman’s resignation upon at least 45 days notice, Mr. Goldman shall not forfeit any issued/vested options. However, if Mr. Goldman provides more than 30 days notice but less than 45 days notice then he shall forfeit all options issued/vested in the preceding 60 days, and shall forfeit all options which were issued/vested during the preceding 90 days if less than 30 days notice is provided. In the event of a change in control, as defined in the agreement, all options that may be earned under the agreement and which have not yet been issued/vested will accelerate and become fully vested.

Marnix Bosch

On June 8, 2011, we entered into an employment agreement with Marnix Bosch pursuant to which Mr. Bosch serves as our Chief Technical Officer. The agreement provides for an annual compensation of $325,000 and options to purchase 1,000,000 shares of Common Stock with an exercise price of $0.66, which vests over the term based on certain milestones. In addition, the employment agreement extends the term of existing options   for an additional 3 years. The employment agreement is for a term of two years and can be terminated at any time by either party. If the Agreement is terminated without cause, Mr. Bosch is entitled to three months severance; provided however, such payment shall be conditional and shall terminate in the event Mr. Bosch obtains employment prior to the expiration of the three month period. Mr. Bosch is not entitled to severance if he resigns or is terminated for cause, as defined in the agreement. If Mr. Bosch is terminated without cause, as defined in the agreement, all options   that may be earned under the agreement and which have not yet been issued/vested will accelerate and become fully vested under certain conditions. If Mr. Bosch is terminated for cause, all issued/vested options will expire thirty days from such termination. In the event of Mr. Bosch’s resignation upon at least 45 days notice, Mr. Bosch shall not forfeit any issued/vested options. However, if Mr. Bosch provides more than 30 days notice but less than 45 days notice then he shall forfeit all options issued/vested in the preceding 60 days, and shall forfeit all options which were issued/vested during the preceding 90 days if less than 30 days notice is provided. In the event of a change in control, as defined in the agreement, all options that may be earned under the agreement and which have not yet been issued/vested will accelerate and become fully vested.

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Certain Relationships and Related Transactions

Toucan Capital and Toucan Partners

On July 2, 2010 we entered into a securities purchase agreement with Toucan Partners, under which Toucan Partners purchased 866,667 shares of Common Stock for $650,000.  In connection with this private placement we issued warrants to purchase 86,667 shares of Common Stock at an exercise price of $0.75 per share with an exercise period of three years. Our Chief Executive Officer and the Board’s Chairperson is the managing director of Toucan Capital.

On October 1, 2010 Toucan Partners loaned us $900,000 under a 6% convertible promissory note on the same terms and conditions as the September Notes that we had negotiated and executed with non-affiliated investors on September 28, 2010, secured by an interest in all our assets, due on December 1, 2010. The conversion feature of the note allows Toucan Partners to convert the principal into shares of Common Stock at a conversion price of $0.75. Additionally, Toucan Partners received 100% warrant coverage, on the same terms and conditions as the September Notes (including the same market formula for the warrant exercise price), at $0.82 per share. In the event of default, Toucan Partners was entitled to adjust the interest rate to 9% per annum for the default period and to be granted an additional 100% warrant coverage at $0.82 per share.  We did not repay the loan on December 1, 2010, however Toucan Partners partially waived its right to the additional warrant.  The loan was repaid in full by December 31, 2010.

In December 2010 Toucan Capital transferred 6,433,162 shares of Common Stock and 7,345,030 warrants to purchase shares of our Common Stock to Regen Med Acquisition Corp. or Regen Med, a non-affiliate third party.

In March 2011, we received $550,000 from Toucan Capital as a convertible note payable.  The note was issued with a 10% original issue discount and a 10% one time interest charge payable to Toucan Capital.

On November 1, 2011, we issued 750,000 shares of Common Stock to Toucan Partners upon conversion of $150,000 of a note payable.

On December 29, 2011, we issued a convertible note for $100,000 to Toucan Partners with 100% warrant coverage.

As a result of the financings described above, as of December 31, 2011 Toucan Capital held:

•	an aggregate of 12,866,324 shares of Common Stock;

•	warrants to purchase 9,433,821 shares of Common Stock at an exercise price of $0.60 per share (net of 4,716,911 transferred to Regen Med); and

•	warrants to purchase 5,256,238 shares of Common Stock at an exercise price of $0.60 per share (net of 2,628,119 transferred to Regen Med).

As a result of the financings described above, and other open market transactions, as of December 31, 2011, Toucan Partners and its managing member Ms. Linda Powers held:

•	an aggregate of 9,750,691 shares of Common Stock;

•	warrants to purchase 18,266,362 shares of Common Stock at an exercise price of $0.60 per share;

•	warrants to purchase 513,841 shares of Common Stock at an exercise price of $0.41 per share;

•	warrants to purchase 132,500 shares of Common Stock at an exercise price of $0.40 per share;

•	warrants to purchase 2,195,667 shares of Common Stock at an exercise price of $0.75 per share;

•	warrants to purchase 842,375 shares of Common Stock at an exercise price of $0.20 per share; and

•	warrants to purchase 5,256,238 shares of Common Stock at an exercise price of $0.15 per share.

As of December 31, 2011, Linda Powers, including the holdings of Toucan Capital and Toucan Partners, held 71,202,148 shares of Common Stock, representing approximately 45% of the Common Stock outstanding. Further, as of December 31, 2011, Linda Powers, including the holdings of Toucan Capital and Toucan Partners, beneficially owned (including unexercised warrants) 110,720,111 shares of Common Stock, representing a beneficial ownership interest of approximately 56%.

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On March 21, 2008, we executed a Sublease Agreement (the “Sublease Agreement”) with Toucan Capital Corporation for the space the Company used as its headquarters at 7600 Wisconsin Avenue, Suite 750, Bethesda, Maryland. The Sublease Agreement is effective as of July 1, 2007 and expires on October 31, 2016, unless sooner terminated according to its terms. We were and remain obligated to pay operating expenses allocable to the subleased premises under Toucan Capital Corporation’s master lease.  Effective November 30, 2009, the Sublease was terminated in connection with termination and buyout of the overall lease of this space.  (The overall lease and the Company’s Sublease had 7 years left to run at that time).  The termination and buyout did not require any lump sum exit payment.  Instead, it requires a partial payout over several years. Our obligation will be approximately $127,000 in 2012.

We received proceeds of $1,255,000 in connection with issuing unsecured convertible notes to Toucan Partners on dates between January 3, 2012 and March 6, 2012. Warrants to purchase 4,470,938 shares of Common Stock at an exercise price of $0.57 and terms between three and five years were issued in connection with the notes. The notes are payable on demand with between 7 and 14 days written notice and carried an original issue discount of 10% and a one-time interest charge of 10%. The conversion prices of the notes are 95% of the average five day closing price of our Common Stock for twenty days prior to conversion. The relative fair value of the warrants and beneficial conversion feature (based on the effective conversion price of the notes payable) amounted to $616,315 and $673,632, respectively. The debt discount associated with the warrants and beneficial conversion feature was immediately written off to interest expense.

On February 9, 2012, we entered into an agreement with Toucan Partners LLC for financing of up to $2.25 million. Toucan provided the first $1.5 million of the funding at the time of execution, and will provide further funding when certain consents are obtained. In consideration of the financing, we issued to Toucan a convertible promissory note, or Note. The note is payable on demand with 14 days written notice and carried an original issue discount of 10% and a one time interest charge of 10%. The Note is convertible at any time at a five percent discount to the market price of the Common Stock at the time of conversion. The Note is unsecured, but will become secured if we enter into any other secured financing or encumbrance upon its assets while any portion of the Note remains outstanding or if there is an event of default under the Note. Pursuant to the Note, we also issued to Toucan warrants to purchase shares of our Common Stock, comprising one hundred percent warrant coverage of the repayment amount under the Note. The exercise price of the warrants will be $0.40 per share if we can obtain a waiver of any applicable anti-dilution provisions. If such waiver is not obtained, the exercise price of the warrants will be $0.57 per share, and the warrant coverage will be correspondingly increased to provide the same economics to the holder. The relative fair value of the warrants and beneficial conversion feature (based on the effective conversion price of the note payable) amounted to $761,240 and $792,055, respectively. The debt discount associated with the warrants and beneficial conversion feature was immediately written off to interest expense.

During 2011, we received an operational loan from an entity controlled by Toucan Capital. Artecel, a cell products company, provided us with $734,000 to be used as funding for ongoing clinical trials. We have not yet agreed to repayment terms with Artecel.

Cognate

During the quarter ended June 30, 2011, we entered into a new service agreement with Cognate, a contract manufacturing and services organization in which Toucan Capital has a majority interest. In addition, two of the principals of Toucan Capital are members of Cognate’s Board of Directors and Linda Powers who is a director of Cognate and managing director of Toucan Capital is Chairperson of our Board of Directors and our Chief Executive Officer. This agreement replaces the agreement dated May 17, 2007 between us and Cognate, which had expired.  Under the service agreement, we agreed to continue to utilize Cognate’s services, for certain consulting and manufacturing services to us for our current Phase III DCVax clinical trial for GBM.  The scope of services and the economics are comparable to the prior agreement, and the structure and process for payments are simplified.  Under the terms of the new agreement we will pay Cognate a monthly facility fee and a fixed fee (in lieu of cost-plus charges) for each patient enrolled in the study, subject to specified minimum number of patients per month, plus charges for certain patient and product data services if such services are requested us. The current service agreement expires on March 31, 2016. Additionally we have agreed to reimburse Cognate for enrollment ramp up costs, foreign program costs and costs of facilities and equipment dedicated to our programs (which were also previously reimbursable).

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Cognate has a cGMP (clean room manufacturing under current Good Manufacturing Practices) facility with a capacity for approximately 300 patients per year, which we believe will be sufficient for our Phase III DCVax clinical trial for GBM. We have a plan with Cognate to accommodate an increase in production capacity based on demand and have detailed plans and cost analysis for additional  modular expansions which should increase the capacity of the current facilities from approximately 300 patients to over 5,000 patients per year. We believe that Cognate’s current facilities are sufficient to cover additional agreements for our initial commercialization efforts

On November 23, 2011, we executed with Cognate the conversion of $9.2 million dollars of amounts owed by us to Cognate into 46 million shares of Common Stock, using the agreed upon conversion rate of $0.20 per share. We recognized a loss on conversion of $7.8 million, which was the difference between the market value of the shares and the carrying amount of the liability. We are continuing to negotiate with Cognate the repayment terms of the outstanding balance owed by us. Under our agreement with Cognate from 2009, Cognate may elect to convert any outstanding balances into equity at the lowest effective price that we have provided to any other creditor.

During the years ending December 31, 2010 and 2011, respectively, we recognized approximately $7.8 million and $4.7 million of research and development costs related to this service agreement. As of December 31, 2010 and 2011, we owed Cognate approximately $10.2 million and $0.6 million, respectively.

Review, approval or ratification of transactions with related persons

Any future transactions with officers, directors or 5% stockholders will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors who have access to our counsel or independent legal counsel at our expense.

ELECTION OF FIVE DIRECTORS NOMINATED BY THE COMPANY TO HOLD OFFICE FOR STAGGERED TERMS OF ONE, TWO AND THREE YEARS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED

Stockholders have approved the election of the following directors, nominated by the Company, all of whom are currently serving as directors, to hold office for staggered terms of one, two and three years and until their successors are elected and qualified. The election of the directors will be effective 20 days after this information is mailed to stockholders. Our Board of Directors is classified into three classes, with the term of office of one class expiring each year. The term of Class I directors expires at the Company’s annual meeting of stockholders to be held in 2013, the term of Class II directors expires at the Company’s annual meeting of stockholders to be held in 2014, and the term of office of Class III directors expires at the Company’s annual meeting of stockholders to be held in 2015. Directors are elected by a plurality of votes cast by stockholders.

Information With Respect to Directors

Listed below are the directors who have been elected to hold office for staggered terms of one, two and three years and until their successors are elected and qualified. Please see “Management” for information showing the principal occupation or employment of the directors, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such directors’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

Name	Age	Position
Linda F. Powers	56	Class III Director, Chairperson, Chief Executive Officer
Alton L. Boynton, Ph.D.	68	Class I Director, Chief Scientific Officer
Robert A. Farmer	72	Class II Director
Dr. Navid Malik	43	Class III Director
Jerry Jasinowski	69	Class II Director

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The holders of a majority of the voting power of our stockholders have ratified the appointment by our Board of Directors of Peterson Sullivan LLP as the Company’s independent public registered accounting firm for the fiscal year ending December 31, 2012. Peterson Sullivan LLP, our independent auditors, audited the financial statements of the Company for the 2011 fiscal year. The Audit Committee and the Board of Directors have selected Peterson Sullivan LLP as the independent auditors of the Company for the fiscal year ending December 31, 2012.

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In connection with the standards for independence of the Company’s independent auditors promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Peterson Sullivan LLP and has determined that such services are compatible with the continued independence of Peterson Sullivan LLP.

Audit Fees

        The aggregate fees billed and unbilled for the fiscal years ended December 31, 2011 and December 31, 2010 for professional services rendered by our principal accountants for the audits of our annual financial statements, the review of our financial statements included in our quarterly reports on Form 10-Q and consultations and consents were approximately $158,347 and $101,264.

Audit-Related Fees

        There were no aggregate fees billed for the fiscal year ended December 31, 2011 and 2010 for assurance and related services rendered by our principal accountants related to the performance of the audit or review of our financial statements, specifically accounting research.

Tax and Other Fees

        The aggregate fees billed for the fiscal year ended December 31, 2011 and December 31, 2010 for professional services rendered by our principal accountants for tax related research and advice were $3,281 and $5,365, respectively.

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2007 STOCK OPTION PLAN (“THE PLAN”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

Our Board of Directors and the holders of a majority of the voting power of our stockholders have adopted resolutions approving our Amended and Restated 2007 Stock Option Plan in the form of Appendix A hereto which (i) increases the number of shares of Common Stock available for issuance under the Plan, corresponding to the amounts approved by the Board of Directors in 2009, 2010 and 2011 to be available for issuances under the Plan, totaling an aggregate of 36 million shares, and (ii) provides that, on an ongoing basis, effective as of January 1 each year (starting with January 1, 2013), the aggregate numbers of shares of Common Stock that are available for issuance shall automatically be increased by such number of shares as is equal to the number of shares sufficient to cause the option pool to equal twenty percent of the issued and outstanding stock of the Company at such time. Pursuant to the Plan, if on any January 1st 20% of our our total issued and outstanding shares of stock is less than the number of shares of Common Stock available for issuance under the Plan, no change will be made to the aggregate number of shares of Common Stock issuable under the Plan for that year (such that the aggregate number of shares available for issuance under the Plan will never decrease).

The Plan is a stock option plan intended to motivate and reward our employees, directors and consultants for their contributions to the Company and its affiliates. Accordingly, all of our employees, directors and consultants are eligible to participate in the Plan.

Below is a summary of the significant terms of the Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan. The 2007 Stock Option Plan as originally adopted was filed as exhibit 10.5 with our Current Report on Form 8-K on June 22, 2007. As noted above, the Plan is attached as Appendix A. Capitalized terms used in this summary have the meanings set forth in the Plan.

Summary of the Plan

General.  The Plan authorizes the grant to eligible individuals of two types of stock option awards — (1) Incentive Stock Options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and (2) Nonstatutory Stock Options.

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Stock Subject to the Plan.  The 2007 Stock Option Plan became effective on June 15, 2007.  In April 2008, the Company increased the number of shares reserved for issuance by 519,132 shares for an aggregate of 6,000,000 shares.  In May 2010, the Board approved an increase in the number of shares reserved for issuance under the 2007 Stock Option Plan by an additional 10,000,000 shares. In 2011, the Board approved an increase in the shares available by 20 million. The increases approved by the Board in May 2010 and 2011 were not (prior to the stockholder action described in this information statement) submitted to stockholders. As of July 30, 2012, 3,004,693 shares of Common Stock have been issued pursuant to the Plan and 24,978,584 shares of Common Stock are subject to options granted under the Plan. As noted above, pursuant to the Plan, the number of shares of Common Stock available for issuance under the Plan will total an aggregate of 36 million shares, corresponding to the amounts approved by the Board of Directors in 2009, 2010 and 2011, and (ii) on an ongoing basis, effective as of January 1 each year (starting with January 1, 2013), the aggregate numbers of shares of Common Stock that are available for issuance shall automatically be increased by such number of shares as is equal to the number of shares sufficient to cause the option pool to equal twenty percent of the issued and outstanding stock of the Company at such time. Pursuant to the Plan, if on any January 1st 20% of our total issued and outstanding stock is less than the number of shares of Common Stock available for issuance under the Plan, no change will be made to the aggregate number of shares of Common Stock issuable under the Plan for that year (such that the aggregate number of shares available for issuance under the Plan will never decrease).

Eligibility.  Employees of, and consultants to, the Company or its affiliates, and members of the Board are eligible to receive stock options under the Plan. Only employees of the Company are eligible to receive Incentive Stock Options. Employees, directors (including non-employee directors) and consultants of the Company and its affiliates are eligible to receive Nonstatutory Stock Options.

Purpose.  The Plan is designed to: (1) encourage our employees, directors and consultants to exert maximum efforts for the Company’s success; and (2) provide such individuals with an opportunity to benefit from increases in the value of the Company’s Common Stock.

Administration.  The Board has delegated to the Compensation Committee administration authority over the Plan. Subject to the provisions of the Plan, the Board and/or Compensation Committee has the power to construe and interpret the Plan and to determine the persons to whom and the dates on which stock options will be granted, the number of shares of Common Stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

Term.  The Board may suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Plan will terminate on June 14, 2017. The Board may also amend the Plan at any time or from time to time. However, except in the case of a Capitalization Adjustment, stockholder approval shall be required, but only to the extent required by applicable law or listing requirements, for any amendment to the Plan that either (i) materially increase the number of shares of Common Stock available for issuance under the Plan, (ii) materially expand the class of individuals eligible to receive options under the Plan, (iii) materially increase the benefits accruing to participants under the Plan or materially reduce the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extend the term of the Plan, (v) expand the types of stock awards available for issuance under the Plan, or (vi) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

U.S. Federal Income Tax Considerations

The following is a summary of the principal U.S. federal income tax consequences generally applicable to option awards under the Plan. This summary does not purport to consider all of the possible U.S. federal tax consequences of the awards and is not intended to reflect the particular tax position of any award recipient. This summary is based upon the U.S. federal tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. Award recipients are strongly advised to consult their own tax advisors for additional information.

Grant of an Option.  The grant of an option is not expected to result in any taxable income for the recipient as of the date of the grant, except that in the event non-statutory options are granted with an exercise price lower than the then-current fair market value of the Common Stock, the difference between the exercise price and the then-current fair market value may be treated as deferred compensation income recognized as of the date the non-statutory options are granted.

Exercise of Incentive Stock Option.  The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a tax liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

Exercise of Nonqualified Stock Option.  Generally, subject to Code Section 409A, upon exercising a nonqualified stock option, the award recipient must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price. The income will be treated as compensation income subject to payroll and withholding tax obligations. The Company would be entitled to a compensation deduction in the amount of income recognized by the award recipient.

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Disposition of Shares Acquired Through an Option.  The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option.

Generally, the disposition of shares which were acquired by exercise of an incentive stock option will be taxable as long-term capital gain or loss if the award recipient disposes of the shares more than two years after the option was granted and at least one year after exercising the option. If the award recipient fails to satisfy the holding period requirements for treatment as an incentive stock option, a disposition will result in any gain being treated as compensation income subject to ordinary tax rates. If the award recipient is still an employee of the Company at the time of the disposition, the amount of gain treated as compensation will also be subject to payroll and withholding taxes.

If an award recipient disposes of shares acquired through the exercise of a nonqualified option, any gain or loss will be treated as a capital gain or loss. To the extent such shares have been held for at least one year after exercise of the nonqualified option, the gain or loss will be treated as long-term capital gain or loss.

Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

The grant by the Board of other stock-based awards may have varying tax consequences to award recipients. Grants made pursuant to the Plan may be subject to Code Section 409A and plan administration may have to conform to Code Section 409A. Failure to comply with Code Section 409A, if applicable, will result in acceleration of income and imposition of penalties and interest to award recipients.

Application of Section 16 of the Securities Exchange Act of 1934.   Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, are determined as of the end of such period.

Delivery of Shares to Satisfy Tax Obligation.  Under the Plan, participants may deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state tax obligations unless the Board provides to the contrary in the award agreement.

Restrictions on Resale

           Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act. The Common Stock acquired under the Plan by an affiliate may be reoffered or resold in the United States only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Options Issued During 2011

As noted above, increases in the number of shares available for issuance under the 2007 Stock Option Plan, from 6,000,000 to 36,000,000 were approved by the Board in May 2010 and 2011. These increases were not (prior to the stockholder action described in this information statement) submitted to stockholders for approval. The Company issued the following options to purchase Common Stock under the 2007 Stock Option Plan which were not approved by the stockholders.

Name	Number of Options
Linda Powers	14,220,000
Les Goldman	2,250,000
Anthony Maida	1,250,000
Marnix Bosch	1,831,536
Alton Boynton	2,376,562

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New Plan Benefits

The future benefits or amounts that would be received under the Plan by employees, directors or consultants are discretionary and are therefore not determinable at this time.

Securities Authorized for Issuance under Equity Compensation Plan

The following table shows information with respect to the 2007 Stock Option plan as of December 31, 2011 (options in thousands).

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon Exercise of outstanding options, warrants and Rights (a)	Weighted-average exercise price of Outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	24,822	$0.66	10,794

Equity compensation plans not approved by security holders	—	—	—

Total	24,822	$0.66	10,794

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT OF COMMON STOCK

Our Board of Directors and the holders of a majority of the voting power of our stockholders have adopted resolutions approving an amendment to the Company’s Certificate of Incorporation (the “Reverse Split Amendment”) to effect a reverse stock split of our issued and outstanding Common Stock (the “Reverse Stock Split”), as described below.

The form of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock will be substantially as set forth on Appendix B (subject to any changes required by applicable law). The Reverse Stock Split would permit (but not require) our Board of Directors to effect a reverse stock split of our issued and outstanding Common Stock by a ratio of not less than one-for-two and not more than one-for-twenty five, with the exact ratio to be set at a whole number within this range as determined by our Board of Directors in its sole discretion, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Delaware no later than one year after the filing of this information statement. We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.  In determining a ratio, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the initial listing requirements of various stock exchanges;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

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•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than two and no more than twenty five shares of existing Common Stock, as determined by our Board of Directors, will be combined into one share of Common Stock. Any fractional shares will be rounded up to the next whole number. The amendment to our Certificate of Incorporation to affect a reverse stock split, if any, will include only the reverse split ratio determined by our Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our Board of Directors is effecting a Reverse Stock Split, with the approval of a majority of our voting stockholders with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the initial listing requirements of The NASDAQ Capital Market and to make our Common Stock more attractive to a broader range of institutional and other investors.  The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split. In addition to increasing the market price of our Common Stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on The NASDAQ Capital Market. The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. Reducing the number of outstanding shares of our Common Stock should, absent other  factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange.

Additionally, we believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Certificate of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware within one year after the filing of this information statement, our Board of Directors will abandon the Reverse Stock Split.

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Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of two and a maximum of twenty five shares of existing Common Stock will be combined into one new share of Common Stock.  Based on 166,467,484 shares of Common Stock issued and outstanding as of July 30, 2012, immediately following the reverse split the Company would have approximately 83,233,742 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-2, and 6,658,699 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-25. Any other ratio selected within such range would result in a number of shares of Common Stock issued and outstanding following the transaction between 6,658,699 and 83,233,742 shares.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our Common Stock will continue to be quoted on the Over The Counter Bulletin Board under the symbol “NWBO” subject to any decision of our Board of Directors to list our securities on a stock exchange.

Authorized Shares of Common Stock

The reverse stock split will not change the number of authorized shares of the Company’s Common Stock under the Company’s Certificate of Incorporation. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Under our Certificate of Incorporation, as amended, our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.001 (“Common Stock”) and 20,000,000 shares of preferred stock, par value $0.001. Except for a planned public offering of Common Stock described in the Company’s registration statement on Form S-1 (File No. 333-182470), filed with the SEC on June 29, 2012, the Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of Common Stock.

By increasing the number of authorized but unissued shares of Common Stock, the reverse split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The reverse split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The reverse split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the reverse split with the intent that it be utilized as a type of anti-takeover device.

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Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to affect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board of Directors, subject to our treatment of fractional shares.

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Accounting Matters

The amendment to the Company’s Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse stock split.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

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AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE SHARES OF BLANK CHECK PREFERRED STOCK FROM 20,000,000 TO 40,000,000

The Company’s Board of Directors, and the holders of the majority of the voting power of our stockholders have approved, an amendment to the Company’s Certificate of Incorporation, substantially in the form of Appendix C hereto (the “Blank Check Amendment”), to increase the number of authorized shares of preferred stock, $0.001 par value ("Preferred Stock") from 20,000,000 to 40,000,000. The Company’s Certificate of Incorporation authorizes the issuance of 450,000,000 shares of common stock, par value $0.001 (“Common Stock”) and 20,000,000 shares of Preferred Stock. As of June 28, 2012, 165,245,389 shares of Common Stock are issued and outstanding and 0 shares of Preferred Stock are issued and outstanding. The Board of Directors will be authorized to fix the designations, rights, preferences, powers and limitations of each series of the Preferred Stock. The increase in our authorized shares of blank check preferred stock will be effective upon the filing of the Blank Check Amendment with the Secretary of State of Delaware. We will file the Blank Check Amendment with the Secretary of State of Delaware, approximately, but not less than, 20 days after the mailing of this information statement.

The term "blank check" preferred stock refers to stock which gives the Board of Directors of a corporation the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.

Effect of Amendment on Current Stockholders

The additional shares of Preferred Stock authorized pursuant to the Blank Check Amendment could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the stockholders other than as may be required by applicable law. Existing stockholders do not have preemptive rights with respect to future issuance of Preferred Stock by the Company and their interest in the Company could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.

Following the filing of the Blank Check Amendment, the Board of Directors will have the power to issue the additional shares of Preferred Stock in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of additional shares of Preferred Stock could affect the relative rights of the Company’s shares of Common Stock. Depending upon the exact terms, limitations and relative rights and preferences, if any of the shares of Preferred Stock as determined by the Board of Directors at the time of issuance, the holders of shares of Preferred Stock may be entitled to a higher dividend rate than that paid on the Common Stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their shares of Preferred Stock into shares of Common Stock, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of Common Stock. Depending on the particular terms of any series of the Preferred Stock, holders thereof may have significant voting rights and the right to representation on the Company’s Board of Directors. In addition, the approval of the holders of shares of Preferred Stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

Purpose of Proposed Increase in Authorized Preferred Shares

The Board of Directors believes that the proposed increase in the number of authorized shares of Preferred Stock is desirable because it would provide the Company with increased flexibility of action to meet future working capital and capital expenditure requirements through equity financings without the delay and expense ordinarily attendant on obtaining further stockholder approvals. The Board of Directors believes that the increase in the number of authorized shares of Preferred Stock will improve the Company’s ability to attract needed investment capital, as various series of the Preferred Stock may be customized to meet the needs of any particular transaction or market conditions. The Company does not currently have any plans, arrangements or understandings, written or oral, to issue any of the shares of Preferred Stock.

Possible Anti-Takeover Effects of Blank Check Amendment

The issuance of shares of Preferred Stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of shares of Preferred Stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of Preferred Stock dilute the interest of a party seeking to take over the Company. Further, the authorized Preferred Stock could be used by the Board of Directors for adoption of a stockholder rights plan or "poison pill."

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The Blank Check Amendment was not approved by the Board in response to any effort to obtain control of the Company or as an anti-takeover measure. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company might result in stockholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company’s stockholders might consider to be in their best interests. However, the Board of Directors has a fiduciary duty to act in the best interests of the Company’s stockholders at all times.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Blank Check Amendment.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

By order of the Board of Directors

August 15, 2012

/s/ Linda F. Powers

Linda F. Powers

Chief Executive Officer and Chairman

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Appendix A

AMENDED AND RESTATED NORTHWEST BIOTHERAPEUTICS, INC. 2007 STOCK OPTION PLAN

1. General .

      (a) Eligible Option Recipients .. The persons eligible to receive Options are Employees, Directors and Consultants.

      (b) Available Options .. The Plan provides for the grant of the following: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options.

      (c) General Purpose .. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Options as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Options.

2. Administration ..

      (a) Administration by Board . The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

      (b) Powers of Board .. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

           (i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Options; (B) when and how each Option shall be granted; (C) what type or combination of types of Option shall be granted; (D) the provisions of each Option granted (which need not be identical), including, without limitation, the vesting schedule and terms, and the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Option; and (E) the number of shares of Common Stock with respect to which an Option shall be granted to each such person.

           (ii) To construe and interpret the Plan and Options, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan or Option fully effective.

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           (iii) To settle all controversies regarding the Plan and Options.

           (iv) On an extraordinary basis, to determine case by case whether to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest, to the extent that such acceleration will not trigger taxation under Section 409A of the Code.

           (v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the affected Participant.

           (vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and to bring the Plan and/or Options into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, stockholder approval shall be required, but only to the extent required by applicable law or listing requirements, for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Options under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of stock awards available for issuance under the Plan, Except as provided above, rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

           (vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

           (viii) To approve forms of Option Agreements for use under the Plan and to amend the terms of any one or more Options, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Option Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that the Participant’s rights under any Option shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Options if necessary to maintain the qualified status of the Option as an Incentive Stock Option or to bring the Option into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

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           (ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Options.

           (x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

      (c) Delegation to Committee ..

           (i) General . The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated to the Committee, Committees, subcommittee or subcommittees.

           (ii) Section 162(m) and Rule 16b-3 Compliance . In the sole discretion of the Board, the Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee which need not consist of Outside Directors the authority to grant Options to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee which need not consist of Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

      (d) Effect of Board’s Decision . All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3. Shares Subject to the Plan .

      (a)  Subject to the provisions of Section 9 relating to adjustments upon changes in stock, the aggregate number of shares of Common Stock of the Company that may be issued pursuant to Options after the Effective Date shall initially be Thirty Six Million (36,000,000) shares, subject to ongoing annual adjustments starting on January 1, 2013, as provided herein. For clarity, the limitation in this subsection 3(a) is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this subsection 3(a) does not limit the granting of Options except as provided in subsection 7(a).

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If an Option (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash ( i.e. , the holder of the Option receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares Common Stock that may be issued pursuant to the Plan. Notwithstanding the foregoing, on each Calculation Date commencing on January 1, 2013, the aggregate number of shares of Common Stock that are available for issuance shall automatically be increased by such number of shares as is equal to the number of shares sufficient to cause the option pool to equal twenty percent (20%) of the issued and outstanding stock of the Company at such time, provided, however, that if on any Calculation Date the number of shares equal twenty percent (20%) of our total issued and outstanding stock is less than the number of shares of Common Stock available for issuance under the Plan, no change will be made to the aggregate number of shares of Common Stock issuable under the Plan for that year (such that the aggregate number of shares of Common Stock available for issuance under the Plan will never decrease). “Calculation Date” means January 1st of each year during the term of the Plan.

      (b)  If any shares of Common Stock issued pursuant to an Option are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to subsection 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan. Notwithstanding the provisions of this subsection 3(b), if and to the extent that applicable law precludes the reissuance of any such shares pursuant to Incentive Stock Options, then, only to such extent, any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options but in such case may be subsequently issued as Non-Statutory Options.

      (c) Source of Shares .. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the market or otherwise.

4. Eligibility ..

      (a) Eligibility for Specific Options . To the extent required by applicable law, Incentive Stock Options may be granted only to employees of the Company or a parent corporation or subsidiary corporation (as such terms are defined in Sections 424(e) and (f) of the Code). Options other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

      (b) Ten Percent Stockholders .. To the extent required by applicable law, a Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant, and the Option is not exercisable after the expiration of five (5) years from the date of grant, provided however, that Ten Percent Stockholders may be granted Non-qualified Stock Options at any exercise price and exercise terms agreed by the parties (subject to Section 5 hereof).

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5. Option Provisions ..

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical and notwithstanding anything to the contrary in this Plan, the nature, terms and conditions of all Options shall be determined by the Board or Committee, in good faith, in its sole discretion, in the best interests of the Company. Pursuant to such Board or Committee determinations, each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the following categories of provisions:

      (a) Term . Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the term (which need not be the same for different option grants) shall be determined by the Board and set forth in the Option Grant Agreement. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

      (b) Exercise Price .. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price at any level below one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options), or in the event the Board determines such grant to be in the best interests of the Company to attract or retain a specific Employee, Director or Consultant.

      (c) Consideration .. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

           (i) by cash, check, bank draft or money order payable to the Company;

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           (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; or

           (iii) in any other form of legal consideration that may be acceptable to the Board.

      (d) Transferability of Options . The Board may, in its sole discretion, impose such limitations on the transferability of Options (or Shares issued pursuant to an exercise of an Option) as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

           (i) Restrictions on Transfer . An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however , that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

           (ii) Domestic Relations Orders . Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however , that an Incentive Stock Option may be deemed to be a Nonqualified Stock Option as a result of such transfer.

           (iii) Beneficiary Designation . Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

      (e) Vesting Generally .. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

      (f) Termination of Continuous Service . Except as otherwise provided in the applicable Option Agreement or other agreement between the Optionholder and the Company, or as otherwise required to comply with Section 409A of the Code, in the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time as the Board may specify or, in the absence of specification by the Board, ending on the earlier of (i) the date thirty (30) days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

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      (g) Extension of Termination Date . An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of thirty (30) days after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement; provided, however, that such thirty (30) day period described in (i) may be modified to the extent required to comply with Section 409A of the Code.

      (h) Disability of Optionholder .. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

      (i) Death of Optionholder .. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated as the beneficiary of the Option upon the Optionholder’s death, but only within the period ending on the earlier of (A) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate. If the Optionholder designates a third party beneficiary of the Option in accordance with Section 5(d)(iii), then upon the death of the Optionholder such designated beneficiary shall have the sole right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

      (j) Termination for Cause .. Except as explicitly provided otherwise in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

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      (k) Non-Exempt Employees .. No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6. Reserved ..

7. Covenants of the Company .

      (a) Availability of Shares .. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Options.

      (b) Securities Law Compliance .. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however , that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

      (c) No Obligation to Notify . The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the holder of such Option.

8. Miscellaneous ..

      (a) Use of Proceeds from Sales of Common Stock . Proceeds from the sale of shares of Common Stock pursuant to Options shall constitute general funds of the Company.

      (b) Corporate Action Constituting Grant of Options . Corporate action constituting a grant by the Company of an Option to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Option is communicated to, or actually received or accepted by, the Participant.

      (c) Stockholder Rights .. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Participant has exercised the Option pursuant to its terms and the Participant shall not be deemed to be a stockholder of record until the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

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      (d) No Employment or Other Service Rights . Nothing in the Plan, any Option Agreement or other instrument executed thereunder or in connection with any Option granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

      (e) Incentive Stock Option $100,000 Limitation . To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

      (f) Investment Assurances .. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Option, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Option for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

      (g) Withholding Obligations .. Unless prohibited by the terms of an Option Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Option; (iii) withholding cash from an Option settled in cash; or (iv) by such other method as may be set forth in the Option Agreement.

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      (h) Electronic Delivery .. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

      (i) Deferrals . To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Option may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Options and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

      (j) Compliance with Section 409A of the Code . To the extent that the Board determines that any Option granted under the Plan is subject to Section 409A of the Code, the Option Agreement evidencing such Option shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent practicable and without adverse effects on the Plan or on Optionholders, the Plan and Option Agreements shall be interpreted in a manner that avoids taxation under Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Option may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Option Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (ii) comply with the requirements of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

9. Adjustments upon Changes in Common Stock; Other Corporate Events .

      (a) Capitalization Adjustments .. In the event of a Capitalization Adjustment, the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d) and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

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      (b) Dissolution or Liquidation .. Except as otherwise provided in the Option Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, provided, however , that the Board may in its sole discretion, determine on a case by case basis whether to cause some or all Options to become fully vested, and/or exercisable (to the extent such Options have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

      (c) Corporate Transaction .. The following provisions may apply to Options in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Option or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Option. If there is a Corporate Transaction, then the Board, or the board of directors of any corporation or entity assuming the obligations of the Company, may take any one or more of the following actions as to outstanding Options in its sole and absolute discretion:

           (i) Options May Be Continued, Assumed or Substituted . Any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Options outstanding under the Plan or may substitute similar stock awards for Options outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction) in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Option or substitute a similar stock award for only a portion of an Option, or may assume, continue or substitute some Options and not others. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

           (ii) Accelerated Vesting of Options . On an extraordinary basis, the Board may, in its sole discretion, determine case by case whether the vesting of any or all Options, and the time at which such Options may be exercised, may be accelerated in full or in part to a date on or prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine; provided, however, that for purposes of this Section, the Agreement evidencing such option may provide for acceleration of vesting without acceleration of exercisability or may contain additional restrictions on the holding period for such Shares as may be deemed advisable by the Board and as may be necessary to comply with Section 409A of the Code.

           (iii) Termination of Options . The Board may provide that all Options (including vested Options that are not exercised) shall immediately terminate and be of no further force or effect as of the effective time of the Corporate Transaction.

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           (iv) Payment for Options in Lieu of Exercise . The Board may provide that the holder of an Option may not exercise such Option but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Option would have received upon the exercise of the Option (including, at the discretion of the Board, any unvested portion of such Option), over (B) any exercise price payable by such holder in connection with such exercise. To the extent permitted by Section 409A of the Code, the Board may delay the payment under this provision to take into account escrows, earn-outs or other holdbacks or contingencies applicable to the Corporate Transaction.

      (d) Change in Control .. The Board may, in its sole discretion, determine case by case whether an Option may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Option Agreement for such Option or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such an express provision, no such acceleration shall occur.

10. Termination or Suspension of the Plan .

      (a) Plan Term . Unless sooner terminated by the Board pursuant to Section 2, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) No Impairment of Rights . Termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the affected Participant.

11. Effective Date of Plan .

     This Plan shall become effective on the Effective Date.

12. Choice of Law .

     The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

      13.  Definitions .. As used in the Plan, the definitions contained in this Section 13 shall apply to the capitalized terms indicated below:

      (a)  “ Affiliate ” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

      (b)  “ Board ” means the Board of Directors of the Company.

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      (c)  “ Capitalization Adjustment ” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Option after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company. For the avoidance of doubt, the 1-for-15 reverse stock split of the Common Stock effected on June 19, 2007 shall not be considered to have occurred after the Effective Date and therefore shall not be considered a Capital Adjustment.

      (d)  “ Cause ” shall have the meaning set forth in any employment agreement or offer letter between a Participant and the Company or an Affiliate to the extent then effective; provided, however, that if any such employment agreement or offer letter does not contain a definition of “Cause,” then the term shall mean with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Options held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

      (e)  “ Change in Control ” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

           (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (B) solely because the level of Ownership held by any Exchange Act Person (the “ Subject Person ”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

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           (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

           (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation; or

           (iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

     For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

     Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Options subject to such agreement; provided, however , that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

      (f)  “ Code ” means the Internal Revenue Code of 1986, as amended.

      (g)  “ Committee ” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

      (h)  “ Common Stock ” means the common stock of the Company.

      (i)  “ Company ” means Northwest Biotherapeutics, Inc., a Delaware corporation.

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      (j)  “ Consultant ” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

      (k)  “ Continuous Service ” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Option only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

      (l)  “ Corporate Transaction ” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

           (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

           (ii) a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

           (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

           (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

      (m)  “ Covered Employee ” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

      (n)  “ Director ” means a member of the Board.

      (o)  “ Disability ” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

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      (p)  “ Effective Date ” means the later of (i) the date of approval of this Plan by the Board, and (ii) the date the Common Stock is admitted to the Alternative Investments Market of the London Stock Exchange. Notwithstanding the foregoing, no Common Stock shall be issued pursuant to an Option unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

      (q)  “ Employee ” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

      (r)  “ Entity ” means a corporation, partnership, limited liability company or other entity.

      (s)  “ Exchange Act ” means the Securities Exchange Act of 1934, as amended.

      (t)  “ Exchange Act Person ” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 11, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

      (u)  “ Fair Market Value ” means, as of any date, the value of the Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

           (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

      (v)  “ Incentive Stock Option ” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

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      (w)  “ Non-Employee Director ” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“ Regulation S-K ”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

      (x)  “ Nonstatutory Stock Option ” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

      (y)  “ Officer ” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (z)  “ Option ” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

      (aa)  “ Option Agreement ” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

      (bb)  “ Optionholder ” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

      (cc)  “ Outside Director ” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

      (dd)  “ Own ,” “ Owned ,” “ Owner ,” “ Ownership ” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

      (ee)  “ Participant ” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

      (ff)  “ Plan ” means this Northwest Biotherapeutics, Inc. 2007 Stock Option Plan.

      (gg)  “ Rule 16b-3 ” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

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      (hh)  “ Securities Act ” means the Securities Act of 1933, as amended.

      (ii)  “ Subsidiary ” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital) of more than fifty percent (50%).

      (jj)  “ Ten Percent Stockholder ” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

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Appendix B

Form of Reverse Split Amendment

Certificate of Amendment

of
the Seventh Amended and Restated Certificate of Incorporation

of
Northwest Biotherapeutics, Inc.

Under Section 242 of the Delaware General Corporation Law

Northwest Biotherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The Seventh and Amended Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following paragraph to end of Article V, Section 1(a):

Each _______ (__) shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding as of 5:00 p.m. eastern time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware shall be converted and reclassified into one (1) share of the Corporation’s Common Stock, par value $0.001 per share.

Any fractional shares resulting from such conversion will be rounded up to the nearest whole number.

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this ____ day of __________, 2012.

Linda Powers
Chief Executive Officer

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Appendix C

Form of Blank Check Amendment

Certificate of Amendment

of
the Seventh Amended and Restated Certificate of Incorporation

of
Northwest Biotherapeutics, Inc.

Under Section 242 of the Delaware General Corporation Law

Northwest Biotherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The Seventh Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by changing Article IV, Section 1(a) so that, as amended, said Article IV, Section 1(a) shall be and read as follows

The total number of shares of stock that the Corporation shall have the authority to issue is 490,000,000 shares of capital stock, consisting of (i) 450,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and (ii) 40,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this ____ day of __________, 2012.

Linda Powers
Chief Executive Officer

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